Shareholder Name

Address 1

Address 2

Address 3

City, State, Zip

IMPORTANT NOTICE – PLEASE CALL US TODAY

May 5, 2025

Dear Shareholder:

We’ve been trying to reach you about an important matter related to your investment with Guggenheim Credit Income Fund, and we need your assistance. Please contact us toll-free at 1-866-864-7964 between Monday–Friday, 9 A.M.–11 P.M. ET, or Saturday, 10 A.M.–6 P.M. ET. At the time of the call, please reference your Investor ID listed below.

INVESTOR ID: [unique EQ identifier prints here] Security ID: [CUSIP prints here]

Shares Owned:

The call will only take a few moments of your time. We deeply appreciate your investment with Guggenheim. Thank you for your time and consideration.

Sincerely,

Brian E. Binder

President and Chief Executive Officer of Guggenheim Credit Income Fund

OFFICIAL BUSINESS This communication relates to an investment you own in Guggenheim Credit Income Fund through a broker, bank, or directly with the Fund.